As filed with the Securities and Exchange Commission on October 15, 2009

Registration No. 333-150646
Registration No. 333-133814
Registration No. 333-98623
Registration No. 333-89318
Registration No. 333-64154
Registration No. 333-76939
Registration No. 033-55449
Registration No. 033-50149
Registration No. 033-45970
Registration No. 033-24068
Registration No. 033-6232
Registration No. 002-85088

Registration No. 333-150645
Registration No. 333-125005
Registration No. 333-98619
Registration No. 333-67008
Registration No. 333-59668
Registration No. 333-15509
Registration No. 033-53733
Registration No. 033-55456
Registration No. 033-41434
Registration No. 033-14458
Registration No. 002-96127

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150646
Post-Effective Amendment No. 1 o Form S-8 Registration Statement No. 333-150645
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133814
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-125005
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98623
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98619
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89318
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-67008
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64154
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-59668
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-76939
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-15509
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-55449
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-53733
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-50149
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-55456
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-45970
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-41434
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-24068
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-14458
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-6232
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 002-96127
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 002-85088

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

Wyeth
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)
13-2526821 (I.R.S. Employer Identification No.)
 235 East 42nd Street New York, New York (Address of Principal Executive Offices)
10017-5755 (Zip Code)

____________________

Wyeth 2005 Amended and Restated Stock Incentive Plan (formerly known as Wyeth 2005 Stock Incentive Plan)
Wyeth 2002 Stock Incentive Plan
Wyeth 1999 Stock Incentive Plan (formerly known as American Home Products Corporation 1999 Stock Incentive Plan)
Wyeth 1996 Stock Incentive Plan (formerly known as American Home Products Corporation 1996 Stock Incentive Plan)
Wyeth Stock Option Plan for Non-Employee Directors (formerly known as American Home Products Corporation Stock Option Plan for Non-Employee Directors)
Wyeth 1994 Restricted Stock Plan for Non-Employee Directors (formerly known as American Home Products Corporation 1994 Restricted Stock Plan for Non-Employee Directors)
Wyeth 2008 Non-Employee Director Stock Incentive Plan
Wyeth 2006 Non-Employee Director Stock Incentive Plan
Wyeth Savings Plan - U.S. (formerly known as American Home Products Corporation Savings Plan)
Wyeth Supplemental Employee Savings Plan (formerly known as American Home Products Corporation Supplemental Employee Savings Plan)
Wyeth Union Savings Plan (formerly known as American Home Products Corporation Union Savings Plan)
Wyeth Deferred Compensation Plan (formerly known as American Home Products Corporation Deferred Compensation Plan)
Wyeth Savings Plan - Puerto Rico (formerly known as American Home Products Corporation Savings Plan - Puerto Rico)
Wyeth Management Incentive Plan (formerly known as American Home Products Corporation Management Incentive Plan)
American Home Products Corporation 1993 Stock Incentive Plan
American Home Products Corporation 1990 Stock Option Plan
American Home Products Corporation 1985 Stock Option Plan
American Home Products Corporation 1980 Stock Option Plan
American Home Products Corporation 1978 Stock Option Plan
American Home Products Corporation 1972 Stock Option Plan
(Full Titles of Plans)

____________________

Matthew Lepore
Wyeth
235 East 42nd Street
New York, New York 10017-5755
(Name and Address of Agent For Service)
(212) 733-2323
(Telephone Number, Including Area Code, of Agent For Service)

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b‑2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

_______________________________________________________________________________________

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the "Amendment") relates to the following Registration Statements on  Form S-8 (collectively, the "Registration Statements") (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

Registration Statement 333-150646 registering 300,000 shares of common stock, $0.33 1/3 par value per share (the "Common Stock"), of Wyeth (the "Company") for the Wyeth 2008 Non-Employee Director Stock Incentive Plan.

Registration Statement 333-150645 registering 50,000,000 shares of Common Stock for the Wyeth 2005 Amended and Restated Stock Incentive Plan.

Registration Statement 333-133814 registering 300,000 shares of Common Stock for the Wyeth 2006 Non-Employee Director Stock Incentive Plan.

Registration Statement 333-125005 registering 45,000,000 shares of Common Stock for the Wyeth 2005 Stock Incentive Plan.

Registration Statement 333-98623 registering 6,000,000 shares of Common Stock for the Wyeth Savings Plan - U.S.

Registration Statement 333-98619 registering 65,000,000 shares of Common Stock for the Wyeth 2002 Stock Incentive Plan.

Registration Statement 333-89318 registering deferred compensation obligations for the Wyeth Deferred Compensation Plan.

Registration Statement 333-67008 registering supplemental employee savings plan obligations for the American Home Products Corporation Supplemental Employee Savings Plan.

Registration Statement 333-64154 registering 600,000 shares of Common Stock for the American Home Products Corporation Union Savings Plan.

Registration Statement 333-59668 registering deferred compensation obligations for the American Home Products Corporation Deferred Compensation Plan.

Registration Statement 333-76939 registering 65,250,000 shares of Common Stock for the American Home Products Corporation 1999 Stock Incentive Plan and the American Home Products Corporation Stock Option Plan for Non-Employee Directors.

Registration Statement 333-15509 registering 30,000,000 shares of Common Stock for the American Home Products Corporation 1996 Stock Incentive Plan.

Registration Statement 033-55449 registering 25,000 shares of Common Stock for the American Home Products Corporation 1994 Restricted Stock Plan for Non-Employee Directors.

Registration Statement 033-53733 registering 14,000,000 shares of Common Stock for the American Home Products Corporation 1993 Stock Incentive Plan.

Registration Statement 033-50149 registering 3,500,000 shares of Common Stock for the American Home Products Corporation Savings Plan.

Registration Statement 033-55456 registering 250,000 shares of Common Stock for the American Home Products Corporation Savings Plan - Puerto Rico.

Registration Statement 033-45970 registering 1,200,000 shares of Common Stock for the American Home Products Corporation Savings Plan.

Registration Statement 033-41434 registering 12,000,000 shares of Common Stock for the American Home Products Corporation 1990 Stock Incentive Plan.

Registration Statement 033-24068 registering 5,000,000 shares of Common Stock for the American Home Products Corporation 1985 Stock Option Plan, the American Home Products Corporation 1980 Stock Option Plan, the American Home Products Corporation 1978 Stock Option Plan and the American Home Products Corporation Management Incentive Plan.

Registration Statement 033-14458 registering Interests in Savings Plan and Common Stock for the American Home Products Corporation Savings Plan.

Registration Statement 033-6232 registering 3,000,000 shares of Common Stock for the American Home Products Corporation 1985 Stock Option Plan.

Registration Statement 002-96127 registering securities for the American Home Products Corporation Savings Plan.

Registration Statement 002-85088 registering 4,000,000 shares of Common Stock for the American Home Products Corporation 1980 Stock Option Plan, the American Home Products Corporation 1978 Stock Option Plan, the American Home Products Corporation 1972 Stock Option Plan and the American Home Products Corporation Management Incentive Plan.

On October 15, 2009, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 25, 2009, as amended, by and among the Company, Pfizer Inc. ("Pfizer") and Wagner Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Pfizer, Merger Sub merged with and into the Company, with the Company surviving the merger as a subsidiary of Pfizer. As a result of the merger, each share of Common Stock (other than shares of restricted stock (which received or are receiving cash consideration pursuant to separate terms of the Merger Agreement), shares of Common Stock held directly or indirectly by the Company or Pfizer (which were cancelled as a result of the merger) and shares with respect to which appraisal rights were properly exercised and not withdrawn) was converted into the right to receive $33.00 in cash and 0.985 of a validly issued, fully paid and non-assessable share of common stock of Pfizer, without interest and less any applicable withholding tax.

As a result of the merger, the Company has terminated any offering of the Company's securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

_______________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of October, 2009.

WYETH

By:      /s/Matthew Lepore
Name:  Matthew Lepore
Title:     Vice President